As filed with the Securities and Exchange Commission on January 24, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PREMCOR INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	43-1851087
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1700 East Putnam Avenue
Suite 500
Old Greenwich, Connecticut 06870
(203) 698-7500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael D. Gayda, Esq.
Premcor Inc.
1700 East Putnam Avenue
Suite 500
Old Greenwich, Connecticut 06870
(203) 698-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Martin H. Neidell, Esq. Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 (212) 806-5836 Facsimile: (212) 806-7836	Winthrop B. Conrad Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4890 Facsimile: (212) 450-3890

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-102087

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)

Common Stock, par value, $.01 per share	1,150,000 shares	$20.00	$23,000,000	$2,116

(1)
The Company previously registered an aggregate of $288,966,250 worth of Common Stock on a Registration Statement on Form S-1 (File No. 333-102087), for which a filing fee of $26,585 was previously paid upon the filing of such Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission, the Registrant will not revoke such instruction and will confirm the receipt of such instructions by the bank during regular business hours on the following business day, and it has sufficient funds in such account to cover the amount of the registration fee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Premcor Inc. hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (Note No. 333-102087) declared effective on January 23, 2003 by the Securities and Exchange Commission, including all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

(a)    Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-102087 are incorporated by reference into, and shall be deemed part of, this registration statement, except for the following, which are filed herewith:

EXHIBIT NUMBER	DESCRIPTION

15	Awareness Letter from Deloitte & Touche LLP regarding the unaudited interim financial information for September 30, 2002 and 2001.

23.1	Consent of Stroock & Stroock & Lavan LLP

23.2	Consent of Deloitte & Touche LLP

(b)    Financial Statement Schedules

All financial statement schedules filed with Registration Statement No. 333-102087 are incorporated by reference into, and shall be deemed part of, this registration statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Premcor Inc. certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, MO on January 23, 2003.

PREMCOR INC.

By:	/S/ DENNIS R. EICHHOLZ
Name:	Dennis R. Eichholz
Title:	Senior Vice President – Finance and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Thomas D. O’Malley	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	January 23, 2003

* William E. Hantke	Executive Vice President and Chief Financial Officer (principal financial officer)	January 23, 2003

/s/ DENNIS R. EICHHOLZ Dennis R. Eichholz	Senior Vice President – Finance and Controller (principal accounting officer)	January 23, 2003

* David I. Foley	Director	January 23, 2003

* Robert L. Friedman	Director	January 23, 2003

* Richard C. Lappin	Director	January 23, 2003

* Stephen I. Chazen	Director	January 23, 2003

* Marshall A. Cohen	Director	January 23, 2003

* Jefferson F. Allen	Director	January 23, 2003

Wilkes McClave III	Director

*By:	/S/ DENNIS R. EICHHOLZ
Name: Dennis R. Eichholz Attorney-in-Fact (1)

(1)	The Power of Attorney granted by each officer and certain directors was filed as an exhibit to the Registration Statement on Form S-1 (No. 333-102087) of the Registrant.

II-2

INDEX TO EXHIBITS

EXHIBIT NO.

15	Awareness Letter from Deloitte & Touche LLP regarding the unaudited interim financial information for September 30, 2002 and 2001.

23.1	Consent of Stroock & Stroock & Lavan LLP

23.2	Consent of Deloitte & Touche LLP